A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form 20-F Registration Statement of Keegan Resources Inc. of our report on the consolidated balance sheets of Keegan Resources Inc. (An Exploration Stage Company) as at March 31, 2006 and 2005, and the consolidated statements of operations, cash flows and stockholders’ deficiency for the years ended March 31, 2006, 2005 and 2004.  Our report dated July 20, 2006 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“AMISANO HANSON”
October 4, 2006	CHARTERED ACCOUNTANTS

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net